Exhibit 10.13

** Indicates information which has been omitted and filed separately with the SEC pursuant to a confidential treatment request. Asterisks appear on page 2 and Exhibit A of this agreement.

             WORKERS' COMPENSATION MASTER PREFERRED CLIENT AGREEMENT
             -------------------------------------------------------


This Workers' Compensation and/or Work Related Injury/Illness Master Preferred Client Agreement ("Agreement") is entered into by Beyond Benefits, a Delaware corporation (herein referred to as "Beyond") and Rockport Healthcare Group, Inc. a Delaware Corporation, (herein referred to as "Client"). The effective date of this Agreement is July 1, 2000 ("Effective Date").


                                    RECITALS
                                    --------

     A. Beyond and its subsidiaries, including but not limited to Preferred Health Network, Inc. (PHN) and HealthStar, Inc. (HealthStar), have established a preferred provider organization ("Beyond" or "Beyond PPO") by contracting with hospitals, physicians, home health and other institutional and professional providers who agree to provide health care services to eligible employees and or insureds of Beyond's Clients in exchange for discounted rates (collectively referred to in this Agreement as "PPO Network" or "PPO Network Providers").

     B. Client provides or arranges for health care services under its workers' compensation and/or work related injury/illness program for its Customers' employees and or insureds and desires to contract with the Beyond PPO to provide or arrange for such services for its Customers'eligible employees and or insureds through PPO Network Providers.

     C. PPO Network Providers are willing to provide or arrange for health care services at a discounted rate in exchange for Client's agreement to educate their Customers to identify and encourage their eligible employees and or insureds to PPO Network Providers.

     D. Client and Beyond desire to enter into this Agreement on the terms and conditions described below.

                                    ARTICLE I
                                    ---------
                          RESPONSIBILITY OF THE PARTIES
                          -----------------------------

     1.01     ACCESS  TO  NETWORK,  PRIMARY  STATES
              -------------------------------------

     (a) Beyond grants to Client the right to participate in the Beyond PPO and enjoy the benefit of Beyond's PPO Network Providers' negotiated discount rates ("Network Rates") on the terms of this Agreement. As a result of such grant, Beyond agrees that the Network Rates offered by PPO Network Providers shall be available to individuals who have selected and are entitled to benefits under Client's or Client's customers workers' compensation and/or work related injury/illness preferred provider program ("Program"). Beyond shall notify Client of the identity of its PPO Network Providers on or before the Effective Date and provide Client with monthly updates by the 10th day of the following month to the Provider roster.

     (b) Unless Client's customers direct otherwise, Client shall use the Beyond PPO Network as its preferred provider network in any states or markets where Beyond has PPO Network Providers in sufficient number of Occupational Health specialties, geographic locations, and penetration rates and percent of savings to meet the reasonable needs of Client and Client's customers. These states are referred to as "Primary Markets," and are (or shall be) listed on Exhibit A to this Agreement, which Exhibit is attached hereto and incorporated herein by reference. Notwithstanding the foregoing, nothing in this Agreement shall prevent Client and its customers from using hospitals, physicians and other health care providers that have provider contracts with Client and who are part of a preferred provider network owned or controlled by Client, whether or not they are located in the Primary Markets. However, should Client acquire ownership or control of providers in the Primary Markets after the Effective Date, which results in an overlap of services with Beyond PPO Providers (the "Event"), Client shall immediately notify Beyond in writing of the Event and shall ensure that Beyond PPO Providers continue to be used as preferred Providers for all Program Participants who are enrolled with Client on the date of the Event for no less than twelve (12) months with the following exception of provider(s) that are under current negotiation, by Client, prior to Effective Date of this Agreement. For those Beyond Network PPO Provider(s) that Client identifies having unusually low to no PPO savings, Beyond agrees to attempt to re-contract provider(s) at better, discounted rates and/or allow Client the opportunity to contract provider(s) at better, discounted rates. Beyond agrees to allow Client to contract any non Beyond Network PPO provider to enhance and improve Client's existing network. After expiration of this twelve (12) month period, Client and Beyond agree to cooperate in any transfer of Client's Program Participants to non-Beyond PPO Providers.

     1.02     USE  OF  RATES.  Client  represents  and warrants that the Network
              --------------
Rates made available to it through PPO Network Providers shall be utilized exclusively for individuals who are covered under Client's Workers' Compensation and/or Work Related Injury/Illness Program and who are eligible for benefits under such Program (such individuals are referred to in this Agreement as "Participants').

     1.03     REPORTS.  Since  Client  or Client's customers shall process their
              -------
PPO bills, Client shall submit to Beyond monthly reports which summarize the following information for all such bills and itemize such information for each such bill:

     (a)  Gross  charges  submitted;

     (b) Recommended allowance to be paid by Client based on the Network Rates; and

     (c)  Resulting  savings  to  Client.

     1.04     REPRICING SERVICES. Client or Client's customers shall reprice and
              ------------------
pay all Client PPO Network claims accessing the Beyond PPO Network. Beyond shall provide Client with Network Rates applicable to PPO Network Providers, in a mutually acceptable format, monthly by the 10th day of each month in order for Client to conduct repricing on-site at their facility. Client's ability to select this option is conditional on Beyond's prior review and approval of Client's proven information system capability to reprice claims which approval shall not be unreasonably withheld. Client further acknowledges and agrees that Beyond shall have no obligation to provide to Client any other information, including underlying computer logic used in repricing calculations, it being understood that such information constitutes Beyond's Confidential Information, as defined in Section 1.13 below.

     1.05    FEES.  Client  shall  pay Beyond a fee equal to ** percent (**%)
             ----
of the PPO revenue Client receives as a result of applying Beyond's contracted PPO network rates to official state fee schedules, usual and customary reimbursement rates, or billed charges (as applicable). Client shall pay Beyond by the fifteenth day of the following month that payment is received from Client's customer(s).
          Client shall be prohibited from marketing or selling access to the PHN PPO network for lower than **% of savings, except with written consent by PHN.

          With the exception of the first ninety (90) days from the effective date of this Agreement, Client agrees that if said fees payable to Beyond, on a monthly basis, are less than one thousand dollars ($1,000) for all Beyond services utilized per month, Client will pay a minimum of one thousand dollars ($1,000) per month to Beyond.

     1.06     LATE  CHARGE.  Client  shall  pay  to  Beyond a late charge in the
              ------------
amount of one and one-half percent (1-1/2%) per month for any payment that is not mailed by the fifteenth day of the following month that payment is received from Client's customer(s).

     1.07     PATIENT  REFERRAL.  Since  referral  of  patients  to  Beyond  PPO
              -----------------
Network Providers is essential in order for Beyond to secure cost-effective contracts with health care providers, Client and Client's customers agree to use their best efforts under any jurisdiction's workers' compensation law to encourage its Program Participants to Beyond PPO Network Providers. In addition, Client and Client's customers shall do one or more of the following:

     (a) Provide work site supervisors and Program Participants written materials describing use of the program and Beyond PPO Network Providers;

     (b) Post work site poster listing Beyond's PPO Network Providers or distribute directories containing a list of Beyond PPO Network Providers to work site supervisors and or Program Participants;

     (c) Provide Program Participants with access to Beyond's or Client's "800" PPO referral line; or

     (d) Provide referrals in some other manner acceptable to Beyond and Client.

     1.08     PARTICIPANT  IDENTIFICATION.  Since  identification  of  Client's
              ---------------------------
Program Participants by Beyond PPO Network Providers is an integral part of provider compliance and network management, Client shall ensure that all of its Program Participants have a method of identifying themselves as Beyond PPO participants.

     1.09     ELIGIBLE  PARTICIPANTS.  Client  represents  and warrants that the
              ----------------------
Network Rates made available to its Program Participants through the Beyond PPO Network shall only be utilized for individuals who are covered under Client's or Client's customers Workers' Compensation and/or Work Related Injury/Illness Program and who are eligible for benefits under such Program.

     1.10     PROVIDER  CREDENTIALING.  Beyond  requires  that  each  Beyond PPO
              -----------------------
Network Provider meet specific participation and credentialing criteria in order to participate in the Beyond PPO Network.

     1.11     PARTICIPANT  ELIGIBILITY  AND  BENEFIT  VERIFICATION.  Client
              ----------------------------------------------------
understands and agrees that it is solely responsible for providing Beyond PPO Network Providers with timely, accurate coverage information. Client shall have a system in place that allows it to readily provide the following information to PPO Network Providers: (a) whether a particular individual is a Beyond PPO Program Participant; (b) a description of the benefits available under Client's Workers' Compensation and/or Work Related Injury/Illness Program; and (c) the name of the individual who can verify patient eligibility for benefits at the Network Rates.

     1.121.13 CONFIDENTIALITY.  Client  acknowledges  that  all  details  of the
              ---------------
Beyond PPO including, but not limited to, Network Rates, are confidential and constitute proprietary information ("Confidential Information"). Client agrees not to cause or permit the disclosure, reproduction, use, transfer, or dissemination  of  any  or  all  of  the  Confidential  Information  in any form whatsoever. Client shall use its best efforts to protect the Confidential Information consistent with the manner in which it protects its own confidential business and patient information. Client agrees not to use any Confidential Information to contract with any Beyond PPO Network Provider. Client further agrees  not  to  contract  with  any  Beyond  PPO Network Provider, whether such
        ---
contractual arrangement is direct or indirect, during the term of this Agreement and for a period of one (1) year following termination of this Agreement with the following exception of provider(s) that are under current negotiation, by Client, prior to Effective Date of this Agreement. For those Beyond Network PPO Providers that Client identifies having unusually low to no PPO savings, Beyond agrees to attempt to re-contract provider(s) at better, discounted rates and/or allow Client the opportunity to contract provider(s) at better, discounted rates. Client understands that any disclosure or use of Confidential Information will result in substantial harm to Beyond. Client agrees that if it breaches any provision of this Section 1.13, Beyond would not have an adequate remedy at law and, in addition to any other available remedies, Beyond would be entitled to injunctive relief against Client. Client agrees that the terms of this
Section  1.13  shall  survive  termination  of  this  Agreement  for any reason.

     1.14     TIMELY  PAYMENT  AND  EXPLANATION OF BENEFITS.  Client or Client's
              ---------------------------------------------
customers  shall ensure that Beyond PPO Network Providers are paid within thirty
(30) days of Client's or Client's customers receipt of clean, non-contested claims or as mandated by the Workers' Compensation rules and regulations for the State which medical care was rendered. If payment is not made within this time period, Beyond may determine, in its sole discretion, that Client or Client's customer has lost its right to use Network Rates, in which case all payments due to PPO Network Providers will automatically be based on applicable state
Workers'  Compensation  fee  schedule  or  usual  and  customary  reimbursement.

     1.15     MARKETING.  Beyond  shall  have  the  right  to  use  Client's
              ----------
customer(s) name as this information is made available to Client and approved by Client's customer(s) for purposes of marketing. Beyond may seek Client's approval to use other information for marketing purposes, including without limitation the number of Program Participants, which approval shall not be unreasonably withheld.

                                   ARTICLE II
                                   ----------
                              TERM AND TERMINATION
                              --------------------

     2.01     TERM.  The  term  of  this Agreement shall be for one(1) year from
              ----
the Effective Date, unless earlier terminated as set forth in this Agreement. This Agreement shall be automatically renewed for successive one(1) year terms thereafter, unless either party gives the other party written notice of non-renewal at least sixty (60) days prior to the end of the then current term.

     2.02     TERMINATION  WITHOUT  CAUSE.  This  Agreement may be terminated by
              ----------------------------
either party, without cause, on ninety (90) days' prior written notice to the other party.

     2.03     TERMINATION  FOR  FEE  ADJUSTMENTS.  The fees set forth in Section
              ----------------------------------
1.05 above shall not be modified for one (1) year from the Effective Date unless both Client and Beyond mutally agree to do so at an earlier date. Thereafter, Beyond shall have the right to adjust its fees at any time upon sixty (60) days prior written notice to Client. In the event any such fee adjustment is unacceptable to Client, Client may terminate this Agreement upon sixty (60) days prior written notice to Beyond.

     2.04     TERMINATION  FOR  MISUSE.  Client  shall  use  Network  Rates
              ------------------------
exclusively for the purpose of adjudicating claims for Program Participants who use the Beyond PPO Network. Client understands and agrees that its use of Network Rates for non-eligible beneficiaries may result in immediate termination of this Agreement by Beyond, which termination shall be effective upon Client's receipt of written notice. Should misuse by Client occur, Client expressly agrees to reimburse all Beyond PPO Network Providers the difference between the sum of any inappropriately taken discounts and the sum of the PPO Network Providers' full charges.

     2.05     MATERIAL BREACH.  Either party may terminate this Agreement in the
              ---------------
event of a material breach by the other party by providing (60) days prior written notice of termination. The notice shall include a description of the facts underlying the breach. Remedy of the breach in a manner satisfactory to the non-breaching party within thirty (30) days of receipt of such notice shall continue the Agreement in effect for the remaining term, subject to the right of earlier termination as described in this Agreement.

     2.06     FAILURE  TO  PAY.  Notwithstanding  any  other  provision  of this
              ----------------
Agreement, Beyond may terminate this Agreement upon ten (10) days prior written notice to Client, if Client fails to pay Beyond's feesas agreed to in section 1.05.

     2.07     EFFECT  OF  TERMINATION.  In  the  event  that  this  Agreement is
              -----------------------
terminated for any reason, Client shall pay for all services provided by Beyond through the termination date and all fees earned by Beyond for services performed up to such date shall be paidas agreed to in section 1.05.

                                  ARTICLE III
                                  ------------
                               GENERAL PROVISIONS
                              -------------------

     3.01     SEVERABILITY.  Should  all or any portion of any provision of this
              ------------
Agreement be held unenforceable or invalid for any reason, the remaining portions or provisions all be unaffected.

     3.02     NOTICES.  Any  notice required or permitted to be given under this
              -------
Agreement shall be in writing and may be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the following address or such other address as may be provided in writing to the other party:

               Beyond:

               Barbara  H.  Rodin
               President & COO
               301 E. Ocean Blvd., Suite 900
               Long Beach, CA 90802

               Client:

               Harry  M.  Neer
               President / CEO
               Rockport Healthcare Group, Inc.
               50 Briar Hollow Lane, Suite 515 West
               Houston,  TX  77027

     If notice is sent by registered or certified mail, such notice shall be deemed delivered on the third (3rd) business day after the day on which it was mailed.

     3.03     INTEGRATION.  This  Agreement  sets forth the entire understanding
              -----------
of the parties relating to the transactions it contemplates, and supersedes all prior understandings relating to them, whether written or oral. There are no obligations, commitments, representations or warranties relating to them except those previously set forth in this Agreement.

     3.04     ASSIGNMENT.  No  interest  in  any  right  of any party under this
              ----------
Agreement is assignable without the prior written consent of the other party, which consent may be withheld in a party's absolute discretion. Any purported assignment without consent shall be null and void. However, all obligations of any party under this Agreement shall be enforceable against such party's successors and assigns.

     3.05     WAIVER/MODIFICATION/AMENDMENT.  No  amendment of, supplement to or
              -----------------------------
waiver of any obligations under this Agreement will be enforceable or admissible unless set forth in a writing signed by the party against which enforcement or admission is sought. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. Any waiver granted shall apply solely to the specific instance expressly stated.

     3.06     INDEMNIFICATION.  Beyond  and  Client  agree to indemnify and hold
              ---------------
each other harmless from and against any and all claims, liabilities, damages, losses and expenses related in any way to their respective obligations under the terms of this Agreement. In no event shall either party be liable for any claim, injury, demand or judgment based on tort, expressed or implied warranty, or other grounds whatsoever arising out of the provision of services by Beyond PPO Network Providers.

     3.07     INDEPENDENT  CONTRACTORS.  The relationship of the parties to this
              ------------------------
Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust or other relationship with duties or incidents different from those of parties to an arms-length contract.

     3.08     GOVERNMENT  APPROVALS.  Client  and  Beyond  represent and warrant
              ---------------------
that they have each secured and shall maintain at all times necessary governmental authorizations for the performance of their respective responsibilities under the terms of this Agreement. Both parties will use best efforts to inform the other in writing of any governmental authorizations that may be required. Each party agrees to conform to all laws, regulations, and ordinances and governmental policies that may be applicable to performance of the terms of this Agreement.

     3.09     AUTHORITY.  Client  and  Beyond  each represent that they have the
              ---------
requisite power and authority to carry on their business as conducted. Each party further represents and warrants that it is qualified to do business in each jurisdiction in which it is necessary to perform obligations under this Agreement.

     3.10     LIMITATION  ON  LIABILITY.
              -------------------------

     (a) Beyond and Client do not assume any risk or responsibility for payment to Beyond PPO Network Providers or to any other providers providing medical or other healthcare related services for Client's Program Participants under this Agreement. Beyond is not a guarantor of the performance by Client, or by any Beyond PPO Network Provider of any of the terms or conditions set forth in this Agreement or in any Beyond agreement with a PPO Network Provider.

     (b) Beyond and Client shall not be responsible or liable in anyway for any inaccurate, incomplete, or untimely administrative service or reports which Beyond and Client have agreed to provide to Client or Beyond under this Agreement, and Beyond's or Client's only responsibility shall be to correct errors in such reports, complete such reports, and use reasonable efforts to prevent further delays in the rendering of services or reports. Beyond or Client shall have no liability or responsibility for administrative services and reports that are inaccurate, incomplete, or untimely due to inaccurate, incomplete, or untimely information or data furnished to Beyond or Client by Client or Beyond.

     (c) Beyond shall have no responsibility or liability to Client, Client's customers, Client's Program Participants, or any other person, firm, corporation, or entity for the propriety, necessity, advisability, expenses or consequences of any treatment, operation, diagnostic or therapeutic procedure, medicine, drug prescription, care, maintenance, confinement or other matters relating in any way to the rendition of any health care service by any Beyond PPO Network Provider or any other physician, practitioner, healthcare institution, or such individuals, institutions, employees, agents, representatives, or contractors.

     3.11     DISPUTE  RESOLUTION  AND  ARBITRATION.  In  the  event  a  dispute
              -------------------------------------
concerning this Agreement cannot be satisfactorily resolved, the dispute shall be settled in accordance with the commercial rules of the American Arbitration Association. The arbitration may be initiated by either party by making a written demand on the other party within thirty (30) days of the time the dispute arises. Within thirty (30) days of such demand, the parties will each designate an arbitrator and give written notice of such designation to the other. Within ten (10) days after such notices have been received, the two (2) arbitrators will select a third arbitrator. The three (3) arbitrators will hold a hearing and decide the matter within thirty (30) days thereafter. The results of the arbitration shall be final and binding on the parties. The arbitration proceeding shall take place in the state of residence of the defendant. Judgment upon an award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties will pay the fee of the arbitrator each chooses and the parties will share equally the fee of the third arbitrator.

     3.12     COUNTERPARTS.  This  Agreement  may  be  executed  in  multiple
              ------------
counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form as a single original document.

     3.13     GOVERNING  LAW. This Agreement shall be governed  and construed in
              --------------
accordance with the laws of the State of California.

     3.14     ATTORNEYS'  FEES.  In  the event of any proceeding related to this
              ----------------
Agreement, the losing party shall pay the prevailing party's actual attorneys' fees and expenses incurred in any phase of the dispute.




BEYOND  BENEFITS                                   CLIENT


By:   /s/  George  J.  Bregante                    By:   /s/  Harry  M.  Neer
   --------------------------------------             --------------------------
               George  J.  Bregante                               Harry M. Neer


Title:          CEO                                Title:    President  /  CEO
      -----------------------------------                ---------------------

Date:        7/10/00                               Date:     July  5,  2000
     ------------------------------------               -------------------

                                    EXHIBIT A
                                   ----------
                                PRIMARY MARKETS



          Initial Rollout of States that are Primary and Secondary

          Alabama                                   **
          Arizona                                   **
          Arkansas                                  **
          California                                **
          Colorado                                  **
          Florida                                   **
          Georgia                                   **
          Illinois                                  **
          Indiana                                   **
          Iowa                                      **
          Kentucky                                  **
          Louisiana                                 **
          Michigan                                  **
          Mississippi                               **
          Missouri                                  **
          New  Jersey                               **
          New  York                                 **
          North  Carolina                           **
          Ohio                                      **
          Oklahoma                                  **
          Pennsylvania                              **
          South  Carolina                           **
          Tennessee                                 **
          Virginia                                  **
          Washington                                **
          West  Virginia                            **
          Wisconsin                                 **